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                                                                     EXHIBIT 3.3
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                          CERTIFICATE OF INCORPORATION

                                       of

                             PLY GEM HOLDINGS, INC.

         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), certifies as follows:

         1. NAME. The name of the corporation is "Ply Gem Holdings, Inc." (the "CORPORATION").

         2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 615 South DuPont Highway, Dover, Delaware 19901; and its registered agent at such address is National Corporate Research, Ltd.

         3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         4.       CAPITAL STOCK.

                  4.1 NUMBER OF SHARES. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred (200) shares, consisting of (i) One Hundred (100) shares of Common Stock, $.01 par value per share ("COMMON STOCK"), and (ii) One

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Hundred (100) shares of Preferred Stock, $.01 par value per share ("PREFERRED
STOCK"). Except as otherwise provided in the provisions establishing a class of capital stock, the number of authorized shares of any class of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

         The relative rights, privileges and restrictions granted to or imposed upon the respective classes and series of shares of capital stock of the holder thereof are set forth below.

                  4.2 "BLANK-CHECK" PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. Subject to the voting rights of the holders of any outstanding shares of Preferred Stock, the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") is hereby expressly vested with authority to designate by resolution or resolutions the powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price or liquidation preference, of any series of Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or

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restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  4.3      COMMON STOCK.

                           4.3.1    VOTING RIGHTS. Except as may otherwise be
provided in this Certificate of Incorporation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters on which stockholders of the Corporation generally are entitled to vote.

                           4.3.2    DIVIDENDS. Subject to the provisions of law
and the rights of the Preferred Stock, dividends may be declared and paid to the holders of Common Stock pro rata, based on the number of shares of Common Stock held by each such holder relative to the total number of outstanding shares of Common Stock, at such times and in such amounts as the Board shall determine.

                           4.3.3    LIQUIDATION PREFERENCE. Subject to the prior
and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed after all distributions to the holders of the Preferred Stock, including without limitation the Senior Preferred Stock. Such funds shall be paid to the holders of Common Stock on a pro rata basis based on the number of shares of Common Stock held by each of them relative to the total number of shares of outstanding Common Stock on the date such funds are distributed.

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         5.       NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator are: Brett Nadritch, c/o Paul, Weiss, Rifkind
Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

         6. ELECTION OF DIRECTORS. Except as otherwise fixed by or pursuant to the provisions of Article 4 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         7. LIMITATION OF LIABILITY. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

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         8.       INDEMNIFICATION.

                  8.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "COVERED PERSON") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "OTHER Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

                  8.2 PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered

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Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

                  8.3 CLAIMS. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

                  8.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                  8.5 OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

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                  8.6      AMENDMENT OR REPEAL. Any repeal or modification of
the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  8.7 OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

         9. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law of the Corporation whether adopted by them or otherwise.

         10. POWERS OF INCORPORATORS. The powers of the incorporators are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the persons who are to serve as the initial directors of the Corporation, or until their successors are duly elected and qualified, are:

         Robert A. Ferris                       Frederick J. Iseman
         c/o Caxton-Iseman Capital, Inc.        c/o Caxton-Iseman Capital, Inc.
         667 Madison Avenue                     667 Madison Avenue
         New York, New York 10021               New York, New York 10021

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         11.      CERTIFICATE AMENDMENTS. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         WITNESS the signature of this Certificate of Incorporation this 23rd day of January, 2004.


                                        /s/ Brett Nadritch
                                        ---------------------------------------
                                        Brett Nadritch, Incorporator